Exhibit 99

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD FOURTH QUARTER 2013 RESULTS
- Total Revenue Increased to $1.2 Billion, or 4.9%, as Adjusted
- Comparable Store Sales Decreased 10.1%
- Fourth Quarter Diluted EPS Increased 5.6% to $1.32 vs. $1.25 a Year Ago, Adjusted for Certain Items
- Merchandise Gross Margin Increased 40 Basis Points to 36.6%
- Next Generation Stores Outperformed Legacy Stores by 50-60% in Sales and Profit per Square Foot
- After-Tax Return on Invested Capital Increased 30 Basis Points to 16.2% for the Full Year

SIDNEY, Neb. (February 13, 2014) - Cabela's Incorporated (NYSE:CAB) today reported strong financial results for fourth quarter fiscal 2013.

For the quarter, adjusted for the Visa antitrust settlement, total revenue increased 4.9% to $1.2 billion; Retail store revenue increased 7.3% to $711.8 million; Direct revenue decreased 4.1% to $369.7 million; and Financial Services revenue increased 23.4% to $102.7 million. For the quarter, comparable store sales decreased 10.1%. On a GAAP reported basis, total revenue increased 6.1% and Financial Services revenue increased 45.7%. See the supporting schedule to this earnings release labeled "Reconciliation of GAAP Reported to Non-GAAP Adjusted Revenue of Financial Services Segment and Total Revenue" for a reconciliation of the GAAP to non-GAAP revenue amounts.

For the quarter, net income increased 5.5% to $94.7 million compared to $89.8 million in the year ago quarter, and earnings per diluted share were $1.32 compared to $1.25 in the year ago quarter, each adjusted for certain items. The Company reported GAAP net income of $80.1 million and earnings per diluted share of $1.12 as compared to GAAP net income of $68.0 million and earnings per diluted share of $0.95 in the year ago quarter. Fourth quarter 2013 GAAP results included provisions for interest and taxes related to an increase in tax reserves of $0.16 per diluted share and an impairment loss of $0.04 per diluted share related to a retail store site. Fourth quarter 2012 GAAP results included impairment losses of $0.19 per diluted share primarily related to land held for sale and an $0.11 per diluted share reduction related to the Visa antitrust settlement. See the supporting schedules to this earnings release labeled "Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures" for a reconciliation of the GAAP to non-GAAP financial measures.

For fiscal 2013, net income increased 22.0% to $238.3 million compared to $195.3 million last year, and earnings per diluted share were $3.32 compared to $2.72 a year ago, each adjusted for certain items. The Company reported GAAP net income of $224.4 million and earnings per diluted share of $3.13 as compared to GAAP net income of $173.5 million and earnings per diluted share of $2.42 a year ago. Fiscal 2013 GAAP results included adjustments to the Visa antitrust settlement liability resulting in a $0.03 per diluted share benefit, impairment and expense adjustments primarily related to two retail locations of $0.06 per diluted share, and provisions for interest and taxes related to an increase in tax reserves of $0.16 per diluted share. Fiscal 2012 GAAP results included impairment losses of $0.19 per diluted share primarily related to land held for sale and an $0.11 per diluted share reduction related to the Visa antitrust settlement. See the supporting schedules to this earnings release labeled "Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures" for a reconciliation of the GAAP to non-GAAP financial measures.

"Cabela's revenue and earnings per share for the full year grew at a double-digit rate for the fifth consecutive year," said Tommy Millner, Cabela’s Chief Executive Officer. "However, results for the fourth quarter did not meet our expectations, which were set earlier under more robust conditions. Specifically, the two biggest short-term factors affecting results in the quarter were a much sharper than expected decline in ammunition sales as compared to last year’s surge and a softer than expected holiday season as evidenced elsewhere. On the other hand, comparable store sales excluding firearms and ammunition were down 3.5% with positive comparable store sales in hunting apparel, men’s casual apparel, footwear and non-shooting related hunting equipment in the quarter."

"At the same time, we are delighted with the growing success of our longer-term initiatives, which will lead to ongoing profitable growth for Cabela’s," Millner said. "These include the results of our new stores, which performed at least 50% better than our older stores on a sales and profit per square foot basis and generated comparable store sales 200 basis points better than our older stores. For the full year, we operated 11 of our new format stores that averaged sales per square foot of over $500. We currently plan to open 14 new stores in 2014."

"We also are pleased that merchandise margins increased 40 basis points in the quarter to 36.6%. This is a result of the sales shift from firearms and ammunition to soft goods and also, importantly, the margin improvement in our soft goods category," Millner said. "Customer response to higher margin Cabela’s branded products such as ZONZ™ camo, ColorPhase™ technology, the Regulator and Instigator bows and OutfitHER® clothing has been extremely encouraging. During the quarter, the penetration of Cabela's branded products across our entire assortment improved from 27.6% to 32.5% as compared to the same quarter a year ago. With our strong focus on product innovation, we expect future increases in Cabela's brand penetration throughout our entire product assortment. These factors taken together should generate merchandise margin improvement in 2014 and 2015."

"Our Direct business performed much like retail in that customers shifted away from ammunition more sharply than we expected," Millner said. "On the other hand, fishing, camping and most soft goods categories experienced sales growth in the quarter. Additionally, improvements in our mobile platform contributed to a meaningful lift in both traffic and conversion. Lastly, we also benefited from our implementation of omni-channel fulfillment from our retail locations."

The Cabela's CLUB Visa program had another solid quarter. During the quarter, growth in average active credit card accounts was 8.6% due to new customer acquisitions in our Retail and Internet channels. For the quarter, net charge-offs remained at historically low levels of 1.76% compared to 1.91% in the prior year quarter. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income. Growth in average balance per active credit card account was 4.1%, and growth in average credit card loans was 13.1%.

"We are very pleased to see continued improvement in one of our most important metrics, return on invested capital," Millner said. "Return on invested capital for 2013 improved 30 basis points over last year to 16.2%. With our strong operational improvements, we are confident in our ability to generate even further improvements in return on invested capital for years to come."

During the fourth quarter, the Company reserved $9.3 million for potential adjustments to the provision for income taxes that may result from audits in progress and $3.6 million of interest related to these matters. For 2014, the tax rate is expected to be between 33.0% and 34.0%.

As previously announced, the Company's Board of Directors approved a share repurchase program designed primarily to offset shareholder dilution resulting from the granting of equity-based compensation awards. As a result, the Company intends to repurchase up to 650,000 shares of its common stock in open market transactions through February 2015.

"Despite the slower finish, 2013 represents a year of record breaking performance and significant accomplishment within our business," Millner said. "Fiscal year 2013 was our fifth consecutive year of double-digit earnings per share growth to a new record of $3.32. Comparable store sales increased by 3.9% which represented the fifth consecutive year of growth, and Direct revenue increased for the first time in six years growing 4.6%. Consolidated operating margin improved for the fifth consecutive year to 10.0%, and merchandise margins were 36.8%, representing the fourth consecutive year of improvement."

"We believe that our operational improvements combined with new store performance will continue to deliver outstanding returns to shareholders," Millner said. "At the same time, in the next two quarters, we expect moderation in both comparable store sales and in the Direct business due to the stronger than expected fall-off from last year's firearms and ammunition surge. We expect first quarter 2014 earnings per diluted share to be between $0.32 and $0.42 and full year 2014 earnings per diluted share to increase at a high single-digit or low double-digit rate versus 2013 adjusted earnings per diluted share of $3.32."

Conference Call Information

A conference call to discuss fourth quarter fiscal 2013 operating results is scheduled for today (Thursday, February 13, 2014) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding opening 14 new stores in 2014, future increases in Cabela's brand penetration, merchandise margin improvement in 2014 and 2015, generating even further improvements in return on invested capital for years to come, the 2014 effective tax rate being between 33.0% and 34.0%, repurchasing up to 650,000 shares of its common stock in open market transactions through February 2015, first quarter 2014 earnings per diluted share being between $0.32 and $0.42, and full year 2014 earnings per diluted share increasing at a high single-digit or low double-digit rate versus 2013 adjusted earnings per diluted share of $3.32. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the Company's ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company's ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors, and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 29, 2012), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Revenue:
Merchandise sales	$1,081,094	$1,048,651	$3,205,632	$2,778,903
Financial Services revenue	103,057	70,745	375,810	319,399
Other revenue	5,296	1,350	18,135	14,380
Total revenue	1,189,447	1,120,746	3,599,577	3,112,682
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	685,486	668,730	2,027,192	1,769,161
Cost of other revenue	3,251	3	3,637	637
Total cost of revenue (exclusive of depreciation and amortization)	688,737	668,733	2,030,829	1,769,798
Selling, distribution, and administrative expenses	357,071	327,507	1,201,519	1,046,861
Impairment and restructuring charges	4,931	20,324	5,868	20,324

Operating income	138,708	104,182	361,361	275,699

Interest expense, net	(7,605)	(3,948)	(21,854)	(20,123)
Other non-operating income, net	346	1,999	4,021	6,138

Income before provision for income taxes	131,449	102,233	343,528	261,714
Provision for income taxes	51,337	34,201	119,138	88,201
Net income	$80,112	$68,032	$224,390	$173,513

Earnings per basic share	$1.13	$0.97	$3.18	$2.48
Earnings per diluted share	$1.12	$0.95	$3.13	$2.42

Basic weighted average shares outstanding	70,608,361	70,041,784	70,461,450	69,856,258
Diluted weighted average shares outstanding	71,727,820	71,700,567	71,778,543	71,709,873

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	December 28, 2013	December 29, 2012
ASSETS
CURRENT
Cash and cash equivalents	$199,072	$288,750
Restricted cash of the Trust	23,191	17,292
Accounts receivable, net	42,868	46,081
Credit card loans (includes restricted credit card loans of the Trust of $3,956,230 and $3,523,133), net of allowance for loan losses of $53,110 and $65,600	3,938,630	3,497,472
Inventories	644,883	552,575
Prepaid expenses and other current assets	90,438	132,694
Income taxes receivable and deferred income taxes	47,430	54,164
Total current assets	4,986,512	4,589,028
Property and equipment, net	1,287,545	1,021,656
Economic development bonds	78,504	85,041
Other assets	44,303	52,438
Total assets	$6,396,864	$5,748,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $22,717 and $28,928	$261,200	$285,039
Gift instrument, credit card rewards and loyalty rewards programs	291,444	262,653
Accrued expenses	204,073	180,906
Time deposits	297,645	367,350
Current maturities of secured variable funding obligations of the Trust	50,000	325,000
Current maturities of long-term debt	8,418	8,402
Total current liabilities	1,112,780	1,429,350
Long-term time deposits	771,717	680,668
Secured long-term obligations of the Trust, less current maturities	2,452,250	1,827,500
Long-term debt, less current maturities	322,647	328,133
Deferred income taxes	3,118	10,571
Other long-term liabilities	128,018	95,962

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares;
Issued - 70,630,866 and 70,545,558 shares
Outstanding - 70,630,866 and 70,053,144 shares	706	705
Additional paid-in capital	346,535	351,161
Retained earnings	1,260,817	1,036,427
Accumulated other comprehensive income	(1,724)	5,542
Treasury stock, at cost - none and 492,414 shares	—	(17,856)
Total stockholders’ equity	1,606,334	1,375,979
Total liabilities and stockholders’ equity	$6,396,864	$5,748,163

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Revenue:
Retail	$711,772	$663,593	$2,233,322	$1,849,582
Direct	369,736	385,477	973,614	930,943
Financial Services	103,057	70,745	375,810	319,399
Other	4,882	931	16,831	12,758
Total revenue	$1,189,447	$1,120,746	$3,599,577	$3,112,682

Operating Income (Loss):
Retail	$148,952	$144,151	$428,361	$345,040
Direct	52,315	61,678	157,227	155,237
Financial Services	25,204	674	104,402	74,182
Other	(87,763)	(102,321)	(328,629)	(298,760)
Total operating income	$138,708	$104,182	$361,361	$275,699

As a Percentage of Total Revenue:
Retail revenue	59.8%	59.2%	62.0%	59.4%
Direct revenue	31.1	34.4	27.1	29.9
Financial Services revenue	8.7	6.3	10.4	10.3
Other revenue	0.4	0.1	0.5	0.4
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	20.9%	21.7%	19.2%	18.7%
Direct operating income	14.1	16.0	16.1	16.7
Financial Services operating income	24.5	1.0	27.8	23.2
Total operating income as a percentage of total revenue	11.7	9.3	10.0	8.9

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Interest and fee income	$92,970	$79,562	$343,353	$301,699
Interest expense	(16,968)	(13,713)	(63,831)	(54,092)
Provision for loan losses	(10,193)	(13,529)	(43,223)	(42,760)
Net interest income, net of provision for loan losses	65,809	52,320	236,299	204,847
Non-interest income:
Interchange income	92,689	71,763	344,979	292,151
Other non-interest income	3,417	1,289	7,530	12,364
Total non-interest income	96,106	73,052	352,509	304,515
Less: Customer rewards costs	(58,858)	(54,627)	(212,998)	(189,963)

Financial Services revenue	$103,057	$70,745	$375,810	$319,399

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Interest and fee income	10.0%	9.7%	9.8%	9.7%
Interest expense	(1.8)	(1.7)	(1.8)	(1.7)
Provision for loan losses	(1.1)	(1.6)	(1.2)	(1.4)
Interchange income	10.0	8.7	9.8	9.4
Other non-interest income	0.4	0.2	0.2	0.4
Customer rewards costs	(6.4)	(6.7)	(6.1)	(6.1)
Financial Services revenue	11.1%	8.6%	10.7%	10.3%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED REVENUE OF FINANCIAL SERVICES SEGMENT AND TOTAL REVENUE
(Dollars in Thousands)
(Unaudited)
In July 2012, the parties to the Visa antitrust litigation entered into a settlement agreement to resolve their claims. On December 13, 2013, the settlement received final court approval. The settlement agreement required, among other things, the distribution to class merchants of an amount equal to 10 basis points of default interchange for a period of eight consecutive months. As a result, we recorded a liability of $12.5 million as of December 29, 2012, to accrue for the settlement as a reduction of interchange income in the Financial Services segment. In 2013, certain plaintiffs opted out of the settlement resulting in our re-evaluation of the impact of the reduction of default interchange to the Company. In addition, we received interchange reduction reports from Visa for the period July 29, 2013, through the end of 2013. Based on re-evaluations due to opt-outs and analysis of the merchant charge volume from the Visa interchange reduction reports, we reduced the settlement liability by $0.317 million and $3.167 million, respectively, in the three months and fiscal year ended December 28, 2013.
To supplement the revenue components of our Financial Services segment presented according to generally accepted accounting principles ("GAAP"), we have disclosed three non-GAAP measures of operating results that exclude these adjustments to interchange income for the Visa settlement. Interchange income, total Financial Services revenue, and total revenue are presented below both as GAAP reported and excluding the adjustments to interchange income for the Visa settlement. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations as they relate to its Financial Services segment. The following non-GAAP revenue amounts should be considered in conjunction with the GAAP revenue amounts.

	December 28, 2013	December 29, 2012	Increase (Decrease)	% Change
Three Months Ended:
Interchange income, GAAP basis as reported	$92,689	$71,763	$20,926	29.2%
Adjustment for Visa antitrust settlement	(317)	12,500	(12,817)
Interchange income, non-GAAP adjusted	$92,372	$84,263	$8,109	9.6

Total Financial Services revenue, GAAP basis as reported	$103,057	$70,745	$32,312	45.7
Adjustment for Visa antitrust settlement	(317)	12,500	(12,817)
Total Financial Services revenue, non-GAAP adjusted	$102,740	$83,245	$19,495	23.4

Total revenue, GAAP basis as reported	$1,189,447	$1,120,746	$68,701	6.1
Adjustment for Visa antitrust settlement	(317)	12,500	(12,817)
Total revenue, non-GAAP adjusted	$1,189,130	$1,133,246	$55,884	4.9

Fiscal Year Ended:
Interchange income, GAAP basis as reported	$344,979	$292,151	$52,828	18.1%
Adjustment for Visa antitrust settlement	(3,167)	12,500	(15,667)
Interchange income, non-GAAP adjusted	$341,812	$304,651	$37,161	12.2

Financial Services revenue, GAAP basis as reported	$375,810	$319,399	$56,411	17.7
Adjustment for Visa antitrust settlement	(3,167)	12,500	(15,667)
Financial Services revenue, non-GAAP adjusted	$372,643	$331,899	$40,744	12.3

Total revenue, GAAP basis as reported	$3,599,577	$3,112,682	$486,895	15.6
Adjustment for Visa antitrust settlement	(3,167)	12,500	(15,667)
Total revenue, non-GAAP adjusted	$3,596,410	$3,125,182	$471,228	15.1

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts for the periods presented below.

	Three Months Ended
	December 28, 2013	December 29, 2012	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,712,679	$3,282,039	$430,640	13.1%
Average number of active credit card accounts	1,776,200	1,635,200	141,000	8.6

Average balance per active credit card account (1)	$2,090	$2,007	$83	4.1

Net charge-offs on credit card loans (1)	$16,376	$15,633	$743	4.8
Net charge-offs as a percentage of average credit card loans (1)	1.76%	1.91%	(0.15)%
(1) Includes accrued interest and fees

	Fiscal Year Ended
	December 28, 2013	December 29, 2012	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,500,536	$3,095,781	$404,755	13.1%
Average number of active credit card accounts	1,688,843	1,537,209	151,634	9.9

Average balance per active credit card account (1)	$2,073	$2,014	$59	2.9

Net charge-offs on credit card loans (1)	$63,152	$57,803	$5,349	9.3
Net charge-offs as a percentage of average credit card loans (1)	1.80%	1.87%	(0.07)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(Unaudited)
Return on invested capital (“ROIC”) is not a measure of financial performance under generally accepted accounting principles ("GAAP") and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of total capital.
We measure ROIC by dividing adjusted net income by average total capital. Adjusted net income is calculated by adding interest expense, rent expense, and Retail segment depreciation and amortization (all after tax) to reported GAAP net income excluding: (1) any losses on sales of assets, (2) any impairment charges or fixed asset write-downs, and (3) any accumulated amortization of deferred grant income caused by other than temporary impairment losses of economic development bonds (all after tax). Total capital is calculated by adding current maturities of long-term debt, operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to long-term debt (excluding all debt of the Financial Services segment) and then subtracting cash and cash equivalents (excluding cash and cash equivalents of the Financial Services segment). Average total capital is calculated as the sum of current and prior year ending total capital divided by two. The following table reconciles the components of ROIC to the most comparable GAAP financial measures.

	Fiscal Year Ended
	December 28, 2013	December 29, 2012
	(Dollars in Thousands)

Net income as GAAP reported	$224,390	$173,513
Add back:
Interest expense	21,889	20,171
Rent expense	14,319	13,605
Depreciation and amortization - Retail segment	54,882	46,997
Exclude:
Impairment charges or fixed asset write-downs	937	19,015
Accumulated amortization of deferred grant income	4,931	1,309
	96,958	101,097

After tax effect	63,314	67,027
Effective tax rate	34.7%	33.7%
Adjusted net income, non-GAAP	$287,704	$240,540

Calculation of total capital:
Current maturities of long-term debt	$8,418	$8,402
Operating leases capitalized at 8x next year's annual minimum lease payments	114,648	95,168
Total stockholders' equity	1,606,334	1,375,979
Long-term debt (excluding Financial Services segment)	322,647	328,133
	2,052,047	1,807,682
Less:
Cash and cash equivalents	(199,072)	(288,750)
Add back cash and cash equivalents at the Financial Services segment	94,112	91,365
	(104,960)	(197,385)

Adjusted total capital, non-GAAP	$1,947,087	$1,610,297

Average total capital, non-GAAP	$1,778,692	$1,517,430

Return on Invested Capital, non-GAAP	16.2%	15.9%

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)
To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), we have disclosed non-GAAP adjusted financial measures of operating results that exclude certain items. Total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; interest expense, net; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) adjustments to interchange income for the Visa settlement, (ii) certain employee related expenses, (iii) impairment losses primarily related to two retail stores and other property, (iv) adjustments to interest expense on certain unrecognized tax benefits, and (v) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.
We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	December 28, 2013			December 29, 2012
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$1,189,447	$(317)	$1,189,130	$1,120,746	$12,500	$1,133,246

Impairment and restructuring charges (3)	$4,931	$(4,931)	$—	$20,324	$(20,324)	$—

Operating income	$138,708	$4,614	$143,322	$104,182	$32,824	$137,006

Interest expense, net (4)	$(7,259)	$3,648	$(3,611)	$(3,939)	$—	$(3,939)

Income before provision for income taxes	$131,449	$8,262	$139,711	$102,233	$32,824	$135,057

Provision for income taxes (5)	$51,337	$(6,370)	$44,967	$34,201	$11,062	$45,263

Net income	$80,112	$14,632	$94,744	$68,032	$21,762	$89,794

Earnings per diluted share	$1.12	$0.20	$1.32	$0.95	$0.30	$1.25

(footnotes follow on the next page)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	December 28, 2013			December 29, 2012
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$3,599,577	$(3,167)	$3,596,410	$3,112,682	$12,500	$3,125,182

Selling, distribution, and administrative expenses (6)	$1,201,519	$(735)	$1,200,784	$1,046,861	$—	$1,046,861

Impairment and restructuring charges (3)	$5,868	$(5,868)	$—	$20,324	$(20,324)	$—

Operating income	$361,361	$3,436	$364,797	$275,699	$32,824	$308,523

Interest Expense, net (4)	$(17,833)	$3,648	$(14,185)	$(13,985)	$—	$(13,985)

Income before provision for income taxes	$343,528	$7,084	$350,612	$261,714	$32,824	$294,538

Provision for income taxes (5)	$119,138	$(6,783)	$112,355	$88,201	$11,062	$99,263

Net income	$224,390	$13,867	$238,257	$173,513	$21,762	$195,275

Earnings per diluted share	$3.13	$0.19	$3.32	$2.42	$0.30	$2.72

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)
The amount for fiscal 2012 reflects an accrual for a reduction in interchange income recognized in the Financial Services segment related to the Visa antitrust litigation. The fiscal 2013 amounts reflect adjustments to the liability for the Visa settlement.

(3)
For fiscal 2013, reflects impairment losses of $4,931 recognized in the three months ended December 28, 2013, related to a retail store site and $937 recognized in the second quarter of fiscal 2013 related to the closure and relocation of a retail store in May 2013. For fiscal 2012, reflects impairment losses primarily on other property and economic development bonds.

(4)	Reflects interest adjustments related to certain unrecognized tax benefits.

(5)
Reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes, and for the three months and fiscal year ended December 28, 2013, tax adjustments related to changes in assessments of uncertain tax positions.

(6)	Reflects certain employee related expenses primarily related to severance benefits.